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                                                                      EXHIBIT 21




                                WEYCO GROUP, INC.

                         SUBSIDIARIES OF THE REGISTRANT



                                Incorporated
   Name of Company                  In                      Subsidiary Of
--------------------------      ------------              -----------------

House of Advertising, Inc.       Wisconsin                Weyco Group, Inc.

Weyco Investments, Inc.          Nevada                   Weyco Group, Inc.